China Health Holding Announces Letter of Intent for Acquisition Henan Tiankang Pharmaceuticals Ltd. (P R, China)

BEIJING April 20, 2006 (Business Wire)

BEIJING -- China Health Holding(OTC Bulletin Board: CHHH), a developer, marketer and manufacturer of natural herbal supplement products based on traditional Chinese medicine, announced today that the Company entered into a Letter of Intent with Henan Tiankang Pharmaceuticals Ltd. (PR China) for the proposed acquisition by the Company of 51% or more of Henan Tiankang Pharmaceuticals Ltd. Pursuant to the letter of intent, the parties have expressed their intent and support for the cooperation and accomplishment of the acquisition of Henan Tiankang Pharmaceuticals Ltd. by the Company. Further, Henan Tiankang Pharmaceuticals Ltd. has agreed to offer the Company with first refusal rights and legal exclusive rights for further acquisition of 51% or more of Henan Tiankang Pharmaceuticals Ltd. in the next 9 months from the date of signed Letter of Intent. The completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement, as well as to the completion of full legal and financial due diligence, including the determination of the valuation of Henan Tiankang Pharmaceuticals Ltd., and the completion and delivery of audited financial statements of Henan Tiankang Pharmaceuticals Ltd.

     The acquisition contemplated by the Letter of Intent with Henan Tiankang Pharmaceuticals Ltd. is part of the Company's updated growth strategy. Management believes that its strategy of pursuing the strategic combination of assets and net income and unique enhanced natural medicinal products and technologies will accrete value to the shareholders. Management also believes that its growth strategy will assist the company in securing a strong future and powerful position in the global natural medicinal industry and pharmaceutical industry.

About Henan Tiankang Pharmaceuticals Ltd.
----------------------------------------

Henan Tiankang Pharmaceuticals Ltd., which was established under the laws of the Peoples Republic of China and is based in Henan, China, is a pharmaceutical manufacturer and research and development company that has been GMP certified (in 2004) by the Peoples Republic of China State Drug Administrative Agency. Henan Tiankang Pharmaceuticals Ltd. was established in 2002 following the restructuring of Henan XinYuan Pharmaceuticals, which had 40 years of operating history and accomplishments in the Peoples Republic of China. Henan Tiankang Pharmaceuticals Ltd. also acquired Henen XinLuei Pharmaceuticals (formerly known as Henan Guishanshencao Pharmaceuticals) in 2005.


About China Health Holding, Inc.
--------------------------------

China Health Holding, Inc., incorporated in 2002, is a developer, marketer and manufacturer of Innovative Enhanced Traditional Chinese Medicinal herbal supplement product lines. The Company's product lines also include dietary food supplements that are helpful in strengthening the immune system and cardio-cerebral vascular function as well as promoting overall physical and mental health.

The Company plans to introduce a line of natural skin care and cosmetic products as well as to develop new products based on its knowledge of traditional Chinese medical practice. Please visit China Health Holding, Inc.'s website www.chinahealthholding.com for Company Profile details.

Safe Harbor
-----------

To the extent that statements in the press releases are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, All forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. In addition, the company disclaims any obligation to update or correct any forward-looking statements in all the Company's press releases to reflect events or circumstances after the date hereof.

Contact:
--------

China Health Holding, Inc.
Julianna Lu, The President/CEO
Tel: 1-778-893-8909, or/and 01186-1314-696-8838
Website: www.chinahealthholding.com;
Emaill: info@chinahealthholding.com
James H. Simpson, Corporate Communication
Tel: 1-604-608-6788; Fax: 1-604-601-2078